Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Leonard E. Moodispaw
Chairman, CEO & President
301.939.7000

Essex Corporation to Acquire Adaptive Optics Associates

COLUMBIA, MD – September 20, 2006 – Essex Corporation (NASDAQ: KEYW) announces it has entered into a binding Purchase Agreement to acquire Adaptive Optics Associates, Inc. (AOA) from Metrologic Instruments, Inc. (NASDAQ: MTLG). Under the terms of the Agreement, Essex will purchase all of the outstanding stock of AOA in an all cash transaction.

AOA is an established leader in the design, production, installation, and support of high-performance electro-optic products and systems. AOA is headquartered in Cambridge, Massachusetts, with other facilities in East Hartford, Connecticut and Lancaster, California. AOA has approximately 175 employees, a majority of whom hold security clearances, many of which are at the highest level. Essex expects AOA to be profitable, with over $36 million in pro forma revenue for 2006, of which more than 85% is for U.S. Government customers.

“AOA is an opportune acquisition that will add capability and critical mass to our optical products business,” according to Leonard Moodispaw, CEO and President of Essex Corporation. “Jeff Yorsz, President and General Manager of AOA, and his team bring excellent skills, experience, and a strong product focused business to Essex with demonstrated experience in developing and manufacturing complex optical products for both government and commercial customers. AOA is an excellent strategic fit as well as being a great cultural fit with Essex. I believe that AOA brings to Essex essential capabilities in the development and production of complex optical products and systems that will help us complete our objective of building a total solutions company. They share our commitment to providing leadership and innovation to national priority programs for defense and related customers.”

Under the terms of the Agreement, Essex will purchase all of the outstanding capital stock of AOA for $40,250,000 in cash (exclusive of accounting and attorney fees and customary closing costs and adjustments). Essex expects that the acquisition will be accretive, subject to a final purchase price accounting analysis. The purchase is being financed through an expanded revolving credit facility with the Bank of America. The acquisition is expected to close on or about October 1, 2006, subject to agreement on all material terms and other customary closing conditions for transactions of this nature. Neither Essex nor Metrologic can assure that the definitive agreement will be concluded within this time frame, or at all.

- M O R E -

Essex Corporation to Acquire Adaptive Optics Associates	Page 2 of 2

About Essex: Essex provides advanced signal, image, information processing, information assurance and cyber-security solutions, primarily for U.S. Government intelligence and defense customers, as well as for commercial customers. We create our solutions by combining our services and expertise with hardware, software, and proprietary and patented technology to meet our customers’ requirements. For more information contact Essex Corporation, 6708 Alexander Bell Drive, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at www.essexcorp.com.

This press release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking. Factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements includes: the ability of Essex and Metrologic to complete the transaction on the proposed terms; the risk that the perceived advantages of the transaction, if consummated, may not be achieved; the demand for AOA’s complex optical products from both government and commercial customers; and general economic conditions. More detailed information about these and other factors that could cause actual results to differ materially from those described in the forward-looking statements is set forth in Essex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Essex is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

# # # #